UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Seven Springs Way, Suite 600

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On August 13, 2025 (the “Amendment Effective Date”), SP Holdco I, Inc., a Delaware corporation (“Holdings”), Surgery Center Holdings, Inc., a Delaware corporation (the “Borrower”), each a wholly-owned subsidiary of Surgery Partners, Inc. (the “Company”), and certain wholly-owned subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors”), entered into a second amendment to credit agreement (the “Second Amendment”), with Jefferies Finance LLC, as fronting bank, the administrative agent and the collateral agent, and the other financial institutions party thereto, which amends that certain credit agreement, dated as of December 19, 2023, and amended on June 20, 2024, by and among Holdings, the Borrower, Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (the “Credit Agreement”).

The Second Amendment amended the Credit Agreement to, among other things, (i) provide for a new tranche of term loans under the Credit Agreement in an aggregate principal amount of $1,383 million (the “2025 Refinancing Term Loans”), which 2025 Refinancing Term Loans replace or refinance in full all of the existing term loans outstanding under the Credit Agreement (as in effect immediately prior to the Second Amendment), and (ii) refinance in full all of the existing revolving credit commitments and outstanding revolving loans under the Credit Agreement (as in effect immediately prior to the Second Amendment), all as further set forth in the Second Amendment. The 2025 Refinancing Term Loans mature on December 19, 2030 and the refinanced revolving credit commitments and refinanced revolving loans (the “2025 Refinancing Revolving Loans,” and together with the 2025 Refinancing Term Loans, the “2025 Refinancing Loans”) mature on December 19, 2028. The 2025 Refinancing Loans shall bear interest at a rate per annum equal to (x) the forward-looking term rate based on Secured Overnight Financing Rate (“Term SOFR”) plus 2.50% per annum or (y) an alternate base rate (which will be the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.5% per annum and (iii) Term SOFR plus 1.00% per annum (which shall not be less than 1.00%)) plus 1.50% per annum. The 2025 Refinancing Term Loans amortize in equal quarterly installments of 0.25% of the aggregate original principal amount of the 2025 Refinancing Term Loans (such amortization payments will commence on or around the last business day of the fiscal quarter ending September 30, 2025). Voluntary prepayments of the 2025 Refinancing Term Loans are permitted, in whole or in part, with prior notice, without premium or penalty (except a 1.00% call premium in the case of certain repricing events occurring prior to the sixth month anniversary of the Second Amendment Effective Date).

The foregoing description of the Second Amendment is qualified in its entirety by the text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of August 13, 2025, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., the Subsidiary Guarantors, Jefferies Finance LLC, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025	Surgery Partners, Inc.

	By:	/s/ David T. Doherty
	Name:	David T. Doherty
	Title:	Executive Vice President and Chief Financial Officer